Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Jan. 25, 2024 FOR IMMEDIATE RELEASE

NextEra Energy reports fourth-quarter and full-year 2023 financial results
•NextEra Energy delivers strong full-year 2023 financial and operational results
•FPL remains focused on executing its capital plan and providing outstanding value to customers by building on its best-in-class reliability and keeping bills affordable
•NextEra Energy Resources had a record year of new renewables and storage origination, adding approximately 9,000 megawatts to its backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2023 fourth-quarter net income attributable to NextEra Energy on a GAAP basis of $1.210 billion, or $0.59 per share, compared to $1.522 billion, or $0.76 per share, for the fourth quarter of 2022. On an adjusted basis, NextEra Energy's 2023 fourth-quarter earnings were $1.067 billion, or $0.52 per share, compared to $1.011 billion, or $0.51 per share, in the fourth quarter of 2022.

For the full year 2023, NextEra Energy reported net income attributable to NextEra Energy on a GAAP basis of $7.310 billion, or $3.60 per share, compared to $4.147 billion, or $2.10 per share, in 2022. On an adjusted basis, NextEra Energy's full-year 2023 earnings were $6.441 billion, or $3.17 per share, compared to $5.742 billion, or $2.90 per share, in 2022, which represents year-over-year growth in adjusted earnings per share of approximately 9.3%.

"NextEra Energy had an excellent year of execution in 2023, growing full-year adjusted earnings per share by more than 9% over 2022," said John Ketchum, chairman, president and chief executive officer. "Due to strong operational and financial performance at both FPL and NextEra Energy Resources, we exceeded the high end of our adjusted earnings per share expectations range and continued our track record of providing long-term value for shareholders. FPL continues to deliver for its customers with a focus on keeping bills affordable, delivering exceptional reliability and executing its well-established capital plan. NextEra Energy Resources had its best-ever year of new renewables and storage origination, adding approximately 9,000 megawatts to its backlog. Given the strength of both businesses, we will be disappointed if we are not able to deliver financial results at or near the top of our adjusted earnings per share expectations ranges in each year through 2026, while maintaining our strong balance sheet and credit ratings."

FPL
FPL reported fourth-quarter 2023 net income on a GAAP basis of $1,146 million, or $0.56 per share, compared to $763 million, or $0.38 per share, for the prior-year quarter. On an adjusted basis, FPL's 2023 fourth-quarter earnings were $846 million, or $0.41 per share, compared to $763 million, or $0.38 per share, in the prior-year quarter. For the full year 2023, FPL reported net income on a GAAP basis of $4.552 billion or $2.24 per share, compared to $3.701 billion, or $1.87 per share, in 2022. On an adjusted basis, FPL's full-year 2023 earnings were $4.251 billion, or $2.09 per share, compared to $3.701 billion, or $1.87 per share, in 2022.

As America's largest electric utility, FPL's full-year growth primarily was driven by continued investment in the business. During 2023, FPL continued to execute against its capital plan and deliver outstanding value to its customers in one of the fastest-growing states in the nation. FPL's capital expenditures were approximately $2 billion for the fourth quarter of 2023, bringing its full-year capital investments to a total of roughly $9.4 billion. Regulatory capital employed increased by approximately 12.5% for 2023. During the fourth quarter of 2023, FPL's average number of customers increased by nearly 81,000 from the prior-year comparable quarter.

In 2023, FPL placed into service approximately 1,200 megawatts (MW) of cost-effective solar and, over the term of its current rate agreement, expects to add roughly 4,800 MW of solar. In addition, FPL's 25-MW hydrogen pilot at the Okeechobee Clean Energy Center successfully achieved commercial operations in December.

NextEra Energy Resources
NextEra Energy Resources reported fourth-quarter 2023 net income attributable to NextEra Energy on a GAAP basis of $885 million, or $0.43 per share, compared to $996 million, or $0.50 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the fourth quarter of 2023 were $361 million, or $0.18 per share, compared to $402 million, or $0.20 per share, for the fourth quarter of 2022.

For the full year 2023, NextEra Energy Resources reported net income attributable to NextEra Energy on a GAAP basis of $3.558 billion, or $1.75 per share, compared to $285 million, or $0.14 per share, in 2022. On an adjusted basis, NextEra Energy Resources' earnings for the full year 2023 were $2.757 billion, or $1.36 per share, compared to $2.441 billion, or $1.23 per share, for the full year 2022. NextEra Energy Resources grew adjusted earnings approximately 12.9% versus 2022.

In 2023, NextEra Energy Resources had a record year for origination, adding approximately 9,000 MW of new renewables and battery storage projects to its backlog. Since the third-quarter call in October, NextEra Energy Resources added approximately 1,005 MW of solar, 75 MW of wind, 805 MW of storage and 175 MW of wind repowering to its backlog. With more than 5,600 MW placed into service in 2023, NextEra Energy Resources' backlog now stands at more than 20 gigawatts.

Corporate and Other
In the fourth quarter of 2023 on a GAAP basis, Corporate and Other results decreased $0.28 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the fourth quarter of 2023 were roughly flat, compared to the prior-year quarter. For the full year 2023, Corporate and Other results decreased $0.48 per share on a GAAP basis, compared to 2022. On an adjusted basis, Corporate and Other results for the full year 2023 decreased $0.08 per share, compared to 2022.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2024, NextEra Energy continues to expect adjusted earnings per share to be in the range of $3.23 to $3.43. For 2025 and 2026, NextEra Energy expects to grow 6% to 8%, off the 2024 adjusted earnings per share range. This translates to a range of $3.45 to $3.70 for 2025 and $3.63 to $4.00 for 2026. NextEra Energy also continues to expect to grow its dividends per share at a roughly 10% rate per year through at least 2024, off a 2022 base.

Conference call information
As previously announced, NextEra Energy's fourth-quarter and full-year 2023 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the fourth-quarter and full-year 2023 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is America's largest electric utility that sells more power than any other utility, providing clean, affordable, reliable electricity to approximately 5.9 million customer accounts, or more than 12 million people across Florida. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. A Fortune 200 company, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Adjusted earnings for the periods in this news release exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); the gain on disposal of a business and impairment charges.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release. Adjusted earnings does not represent a substitute for net income, as prepared in accordance with GAAP.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains and differential membership interests-related. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; divestitures to NextEra Energy Partners, LP; no adverse litigation decisions; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,”

“would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy and FPL and its affiliated entities or the imposition of additional tax laws, tariffs, duties, policies or assessments on renewable energy or equipment necessary to generate it or deliver it; impact of new or revised laws, regulations, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; impacts on NextEra Energy or FPL of allegations of violations of law; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, planning, financing, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of geopolitical factors, terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources, LLC’s (NextEra Energy Resources) gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NextEra Energy Partners, LP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2022 and other Securities and Exchange

Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$4,196	$2,656	$25	$6,877
Operating Expenses
Fuel, purchased power and interchange	996	207	(25)	1,178
Other operations and maintenance	403	773	115	1,291
Depreciation and amortization	1,046	540	21	1,607
Taxes other than income taxes and other – net	463	73	(1)	535
Total operating expenses – net	2,908	1,593	110	4,611
Gains (losses) on disposal of businesses/assets – net	407	(10)	(3)	394
Operating Income (Loss)	1,695	1,053	(88)	2,660
Other Income (Deductions)
Interest expense	(307)	(584)	(1,090)	(1,981)
Equity in earnings (losses) of equity method investees	—	73	—	73
Allowance for equity funds used during construction	55	1	—	56
Gains (losses) on disposal of investments and other property – net	—	(1)	—	(1)
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	169	—	169
Other net periodic benefit income	—	—	61	61
Other – net	1	28	17	46
Total other income (deductions) – net	(251)	(314)	(1,012)	(1,577)
Income (Loss) before Income Taxes	1,444	739	(1,100)	1,083
Income Tax Expense (Benefit)	298	150	(279)	169
Net Income (Loss)	1,146	589	(821)	914
Net Loss Attributable to Noncontrolling Interests	—	296	—	296
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,146	$885	$(821)	$1,210
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,146	$885	$(821)	$1,210
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(561)	909	348
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(169)	—	(169)
Differential membership interests – related	—	14	—	14
NEP investment gains – net	—	44	—	44
Gain on disposal of a business	(406)	—	—	(406)
Less related income tax expense (benefit)(c)	106	148	(228)	26
Adjusted Earnings (Loss)	$846	$361	$(140)	$1,067
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.56	$0.43	$(0.40)	$0.59
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.27)	0.44	0.17
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.08)	—	(0.08)
Differential membership interests – related	—	0.01	—	0.01
NEP investment gains – net	—	0.02	—	0.02
Gain on disposal of a business	(0.20)	—	—	(0.20)
Less related income tax expense (benefit)(c)	0.05	0.07	(0.11)	0.01
Adjusted Earnings (Loss) Per Share	$0.41	$0.18	$(0.07)	$0.52
Weighted-average shares outstanding (assuming dilution)				2,054

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	FPL		NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$—	$—	$(434)	$(0.21)	$681	$0.33	$247	$0.12
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$—	$—	$(121)	$(0.06)	$—	$—	$(121)	$(0.06)
	Differential membership interests – related	$—	$—	$11	$0.01	$—	$—	$11	$0.01
	NEP investment gains – net	$—	$—	$26	$0.01	$—	$—	$26	$0.01
	Gain on disposal of a business	$(300)	$(0.15)	$(6)	$—	$—	$—	$(306)	$(0.15)
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended December 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$4,071	$2,093	$—	$6,164
Operating Expenses
Fuel, purchased power and interchange	1,324	211	(34)	1,501
Other operations and maintenance	508	657	102	1,267
Depreciation and amortization	688	465	17	1,170
Taxes other than income taxes and other – net	413	96	(2)	507
Total operating expenses – net	2,933	1,429	83	4,445
Gains (losses) on disposal of businesses/assets – net	4	328	(6)	326
Operating Income (Loss)	1,142	992	(89)	2,045
Other Income (Deductions)
Interest expense	(215)	(194)	(276)	(685)
Equity in earnings (losses) of equity method investees	—	24	—	24
Allowance for equity funds used during construction	24	—	—	24
Gains (losses) on disposal of investments and other property – net	—	(4)	1	(3)
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	108	—	108
Other net periodic benefit income	—	—	44	44
Other – net	8	28	3	39
Total other income (deductions) – net	(183)	(38)	(228)	(449)
Income (Loss) before Income Taxes	959	954	(317)	1,596
Income Tax Expense (Benefit)	196	213	(80)	329
Net Income (Loss)	763	741	(237)	1,267
Net Loss Attributable to Noncontrolling Interests	—	255	—	255
Net Income (Loss) Attributable to NextEra Energy, Inc.	$763	$996	$(237)	$1,522
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$763	$996	$(237)	$1,522
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(468)	110	(358)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(109)	—	(109)
Differential membership interests – related	—	22	—	22
NEP investment gains – net	—	(256)	—	(256)
Impairment charges related to investment in Mountain Valley Pipeline	—	28	—	28
Less related income tax expense (benefit)(c)	—	189	(27)	162
Adjusted Earnings (Loss)	$763	$402	$(154)	$1,011
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.38	$0.50	$(0.12)	$0.76
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.23)	0.05	(0.18)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	(0.05)	—	(0.05)
Differential membership interests – related	—	0.01	—	0.01
NEP investment gains – net	—	(0.13)	—	(0.13)
Impairment charges related to investment in Mountain Valley Pipeline	—	0.01	—	0.01
Less related income tax expense (benefit)(c)	—	0.09	—	0.09
Adjusted Earnings (Loss) Per Share	$0.38	$0.20	$(0.07)	$0.51
Weighted-average shares outstanding (assuming dilution)				1,993

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(362)	$(0.18)	$83	$0.05	$(279)	$(0.13)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(79)	$(0.04)	$—	$—	$(79)	$(0.04)
	Differential membership interests – related	$17	$0.01	$—	$—	$17	$0.01
	NEP investment gains – net	$(194)	$(0.10)	$—	$—	$(194)	$(0.10)
	Impairment charges related to investment in Mountain Valley Pipeline	$24	$0.01	$—	$—	$24	$0.01
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$18,365	$9,672	$77	$28,114
Operating Expenses
Fuel, purchased power and interchange	4,761	795	(99)	5,457
Other operations and maintenance	1,666	2,601	414	4,681
Depreciation and amortization	3,789	2,009	81	5,879
Taxes other than income taxes and other – net	1,959	301	5	2,265
Total operating expenses – net	12,175	5,706	401	18,282
Gains (losses) on disposal of businesses/assets – net	407	(3)	1	405
Operating Income (Loss)	6,597	3,963	(323)	10,237
Other Income (Deductions)
Interest expense	(1,114)	(1,129)	(1,081)	(3,324)
Equity in earnings (losses) of equity method investees	—	(649)	1	(648)
Allowance for equity funds used during construction	155	6	—	161
Gains (losses) on disposal of investments and other property – net	—	125	—	125
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	159	—	159
Other net periodic benefit income	—	—	245	245
Other – net	37	232	64	333
Total other income (deductions) – net	(922)	(1,256)	(771)	(2,949)
Income (Loss) before Income Taxes	5,675	2,707	(1,094)	7,288
Income Tax Expense (Benefit)	1,123	177	(294)	1,006
Net Income (Loss)	4,552	2,530	(800)	6,282
Net Loss Attributable to Noncontrolling Interests	—	1,028	—	1,028
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,552	$3,558	$(800)	$7,310
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,552	$3,558	$(800)	$7,310
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(2,259)	310	(1,949)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(165)	—	(165)
Differential membership interests – related	—	65	—	65
NEP investment gains – net	—	1,294	—	1,294
Gain on disposal of a business	(406)	—	—	(406)
Impairment charges related to investment in Mountain Valley Pipeline	—	58	—	58
Less related income tax expense (benefit)(c)	105	206	(77)	234
Adjusted Earnings (Loss)	$4,251	$2,757	$(567)	$6,441
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.24	$1.75	$(0.39)	$3.60
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(1.11)	0.15	(0.96)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.08)	—	(0.08)
Differential membership interests – related	—	0.03	—	0.03
NEP investment gains – net	—	0.64	—	0.64
Gain on disposal of a business	(0.20)	—	—	(0.20)
Impairment charges related to investment in Mountain Valley Pipeline	—	0.03	—	0.03
Less related income tax expense (benefit)(c)	0.05	0.10	(0.04)	0.11
Adjusted Earnings (Loss) Per Share	$2.09	$1.36	$(0.28)	$3.17
Weighted-average shares outstanding (assuming dilution)				2,031

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	FPL		NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$—	$—	$(1,729)	$(0.85)	$232	$0.11	$(1,497)	$(0.74)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$—	$—	$(116)	$(0.05)	$—	$—	$(116)	$(0.05)
	Differential membership interests – related	$—	$—	$49	$0.02	$—	$—	$49	$0.02
	NEP investment gains – net	$—	$—	$963	$0.47	$—	$—	$963	$0.47
	Gain on disposal of businesses/assets	$(300)	$(0.15)	$(6)	$—	$—	$—	$(306)	$(0.15)
	Impairment charges related to investment in Mountain Valley Pipeline	$—	$—	$38	$0.02	$—	$—	$38	$0.02
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$17,282	$3,720	$(46)	$20,956
Operating Expenses
Fuel, purchased power and interchange	5,688	836	(135)	6,389
Other operations and maintenance	1,857	2,259	312	4,428
Depreciation and amortization	2,695	1,722	86	4,503
Taxes other than income taxes and other – net	1,752	323	2	2,077
Total operating expenses – net	11,992	5,140	265	17,397
Gains (losses) on disposal of businesses/assets – net	4	536	(18)	522
Operating Income (Loss)	5,294	(884)	(329)	4,081
Other Income (Deductions)
Interest expense	(768)	(128)	311	(585)
Equity in earnings (losses) of equity method investees	—	202	1	203
Allowance for equity funds used during construction	105	7	—	112
Gains (losses) on disposal of investments and other property – net	—	80	—	80
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	(461)	—	(461)
Other net periodic benefit income	—	—	202	202
Other – net	17	177	6	200
Total other income (deductions) – net	(646)	(123)	520	(249)
Income (Loss) before Income Taxes	4,648	(1,007)	191	3,832
Income Tax Expense (Benefit)	947	(391)	30	586
Net Income (Loss)	3,701	(616)	161	3,246
Net Loss Attributable to Noncontrolling Interests	—	901	—	901
Net Income (Loss) Attributable to NextEra Energy, Inc.	$3,701	$285	$161	$4,147
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$3,701	$285	$161	$4,147
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	1,641	(751)	890
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	453	—	453
Differential membership interests – related	—	116	—	116
NEP investment gains – net	—	(243)	—	(243)
Impairment charges related to investment in Mountain Valley Pipeline	—	867	—	867
Less related income tax expense (benefit)(c)	—	(678)	190	(488)
Adjusted Earnings (Loss)	$3,701	$2,441	$(400)	$5,742
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.87	$0.14	$0.09	$2.10
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.83	(0.38)	0.45
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	0.23	—	0.23
Differential membership interests – related	—	0.06	—	0.06
NEP investment gains – net	—	(0.12)	—	(0.12)
Impairment charges related to investment in Mountain Valley Pipeline	—	0.44	—	0.44
Less related income tax expense (benefit)(c)	—	(0.35)	0.09	(0.26)
Adjusted Earnings (Loss) Per Share	$1.87	$1.23	$(0.20)	$2.90
Weighted-average shares outstanding (assuming dilution)				1,979

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$1,257	$0.63	$(561)	$(0.29)	$696	$0.34
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$324	$0.17	$—	$—	$324	$0.17
	Differential membership interests – related	$87	$0.04	$—	$—	$87	$0.04
	NEP investment gains – net	$(186)	$(0.09)	$—	$—	$(186)	$(0.09)
	Impairment charges related to investment in Mountain Valley Pipeline	$674	$0.34	$—	$—	$674	$0.34
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
December 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$57	$916	$1,717	$2,690
Customer receivables, net of allowances	1,706	1,905	(2)	3,609
Other receivables	319	584	41	944
Materials, supplies and fuel inventory	1,339	763	4	2,106
Regulatory assets	1,431	28	1	1,460
Derivatives	13	1,671	46	1,730
Contract assets	—	1,487	—	1,487
Other	131	1,036	168	1,335
Total current assets	4,996	8,390	1,975	15,361
Other assets:
Property, plant and equipment – net	70,608	55,034	134	125,776
Special use funds	6,050	2,648	—	8,698
Investment in equity method investees	—	6,145	11	6,156
Prepaid benefit costs	1,853	5	254	2,112
Regulatory assets	4,343	226	232	4,801
Derivatives	14	1,766	10	1,790
Goodwill	2,965	2,114	12	5,091
Other	640	6,817	247	7,704
Total other assets	86,473	74,755	900	162,128
TOTAL ASSETS	$91,469	$83,145	$2,875	$177,489
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$2,374	$—	$2,276	$4,650
Other short-term debt	255	—	—	255
Current portion of long-term debt	1,665	1,031	4,205	6,901
Accounts payable	977	7,547	(20)	8,504
Customer deposits	610	28	—	638
Accrued interest and taxes	661	380	(71)	970
Derivatives	9	813	23	845
Accrued construction-related expenditures	486	1,375	—	1,861
Regulatory liabilities	335	4	1	340
Other	704	1,908	387	2,999
Total current liabilities	8,076	13,086	6,801	27,963
Other liabilities and deferred credits:
Long-term debt	23,609	10,795	27,001	61,405
Asset retirement obligations	2,143	1,260	—	3,403
Deferred income taxes	8,542	3,776	(2,176)	10,142
Regulatory liabilities	9,893	156	—	10,049
Derivatives	6	2,224	511	2,741
Other	365	2,100	297	2,762
Total other liabilities and deferred credits	44,558	20,311	25,633	90,502
TOTAL LIABILITIES	52,634	33,397	32,434	118,465
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	1,256	—	1,256
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	23,470	14,154	(20,259)	17,365
Retained earnings	13,992	24,115	(7,872)	30,235
Accumulated other comprehensive loss	—	(77)	(76)	(153)
Total common shareholders' equity	38,835	38,192	(29,559)	47,468
Noncontrolling interests	—	10,300	—	10,300
TOTAL EQUITY	38,835	48,492	(29,559)	57,768
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$91,469	$83,145	$2,875	$177,489

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$25	$731	$845	$1,601
Customer receivables, net of allowances	1,739	2,611	(1)	4,349
Other receivables	332	393	19	744
Materials, supplies and fuel inventory	1,159	775	—	1,934
Regulatory assets	2,155	10	—	2,165
Derivatives	19	1,501	70	1,590
Contract Assets	—	318	—	318
Other	124	559	106	789
Total current assets	5,553	6,898	1,039	13,490
Other assets:
Property, plant and equipment – net	64,693	45,840	526	111,059
Special use funds	5,221	2,275	—	7,496
Investment in equity method investees	—	6,572	10	6,582
Prepaid benefit costs	1,732	3	97	1,832
Regulatory assets	5,484	218	290	5,992
Derivatives	10	1,922	3	1,935
Goodwill	2,989	1,854	11	4,854
Other	877	5,131	(313)	5,695
Total other assets	81,006	63,815	624	145,445
TOTAL ASSETS	$86,559	$70,713	$1,663	$158,935
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,709	$—	$—	$1,709
Other short-term debt	200	68	1,100	1,368
Current portion of long-term debt	1,547	694	4,392	6,633
Accounts payable	1,377	6,919	16	8,312
Customer deposits	543	17	—	560
Accrued interest and taxes	362	236	121	719
Derivatives	12	2,005	85	2,102
Accrued construction-related expenditures	559	1,201	—	1,760
Regulatory liabilities	349	1	—	350
Other	1,185	1,574	423	3,182
Total current liabilities	7,843	12,715	6,137	26,695
Other liabilities and deferred credits:
Long-term debt	19,455	8,357	27,444	55,256
Asset retirement obligations	2,108	1,137	—	3,245
Deferred income taxes	8,376	2,594	(1,898)	9,072
Regulatory liabilities	9,458	157	11	9,626
Derivatives	1	2,755	153	2,909
Other	398	2,104	194	2,696
Total other liabilities and deferred credits	39,796	17,104	25,904	82,804
TOTAL LIABILITIES	47,639	29,819	32,041	109,499
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	1,110	—	1,110
EQUITY
Common stock	1,373	—	(1,353)	20
Additional paid-in capital	23,561	10,238	(21,079)	12,720
Retained earnings	13,986	20,557	(7,836)	26,707
Accumulated other comprehensive loss	—	(108)	(110)	(218)
Total common shareholders' equity	38,920	30,687	(30,378)	39,229
Noncontrolling interests	—	9,097	—	9,097
TOTAL EQUITY	38,920	39,784	(30,378)	48,326
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$86,559	$70,713	$1,663	$158,935

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$4,552	$2,530	$(800)	$6,282
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,789	2,009	81	5,879
Nuclear fuel and other amortization	158	83	31	272
Unrealized losses (gains) on marked to market derivative contracts – net	—	(2,273)	324	(1,949)
Unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds – net	—	(159)	—	(159)
Foreign currency transaction losses (gains)	—	(3)	95	92
Deferred income taxes	(161)	1,002	(133)	708
Cost recovery clauses and franchise fees	1,104	—	—	1,104
Equity in losses (earnings) of equity method investees	—	649	(1)	648
Distributions of earnings from equity method investees	—	712	—	712
Losses (gains) on disposal of businesses, assets and investments - net	(407)	(122)	(1)	(530)
Recoverable storm-related costs	(399)	—	—	(399)
Other – net	(27)	(38)	99	34
Changes in operating assets and liabilities:
Current assets	(200)	411	(153)	58
Noncurrent assets	(185)	(143)	(80)	(408)
Current liabilities	60	(1,010)	(159)	(1,109)
Noncurrent liabilities	12	(109)	163	66
Net cash provided by (used in) operating activities	8,296	3,539	(534)	11,301
Cash Flows From Investing Activities
Capital expenditures of FPL	(9,302)	—	—	(9,302)
Independent power and other investments of NEER	—	(15,565)	—	(15,565)
Nuclear fuel purchases	(98)	(87)	—	(185)
Other capital expenditures	—	—	(61)	(61)
Proceeds from the sale of Florida City Gas business	924	—	—	924
Sale of independent power and other investments of NEER	—	1,883	—	1,883
Proceeds from sale or maturity of securities in special use funds and other investments	3,730	990	155	4,875
Purchases of securities in special use funds and other investments	(3,754)	(1,440)	(732)	(5,926)
Other – net	(15)	(514)	419	(110)
Net cash used in investing activities	(8,515)	(14,733)	(219)	(23,467)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	5,678	3,532	4,647	13,857
Retirements of long-term debt	(1,548)	(618)	(5,812)	(7,978)
Proceeds from differential membership investors	—	2,745	—	2,745
Net change in commercial paper	665	—	2,276	2,941
Proceeds from other short-term debt	55	—	1,925	1,980
Repayments of other short-term debt	—	(38)	(2,575)	(2,613)
Payments from related parties under a cash sweep and credit support agreement – net	—	1,213	—	1,213
Issuances of common stock/equity units – net	—	—	4,514	4,514
Dividends on common stock	—	—	(3,782)	(3,782)
Dividends & capital distributions from (to) parent – net	(4,545)	3,863	682	—
Other – net	(72)	(407)	(249)	(728)
Net cash provided by financing activities	233	10,290	1,626	12,149
Effects of currency translation on cash, cash equivalents and restricted cash	—	(4)	—	(4)
Net increase (decrease) in cash, cash equivalents and restricted cash	14	(908)	873	(21)
Cash, cash equivalents and restricted cash at beginning of year	58	2,533	850	3,441
Cash, cash equivalents and restricted cash at end of year	$72	$1,625	$1,723	$3,420

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Twelve Months Ended December 31, 2022	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$3,701	$(616)	$161	$3,246
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,695	1,722	86	4,503
Nuclear fuel and other amortization	177	72	38	287
Unrealized losses (gains) on marked to market derivative contracts – net	—	1,792	(414)	1,378
Unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds – net	—	461	—	461
Foreign currency transaction losses (gains)	—	(6)	(98)	(104)
Deferred income taxes	942	(453)	45	534
Cost recovery clauses and franchise fees	(1,465)	—	—	(1,465)
Equity in losses (earnings) of equity method investees	—	(202)	(1)	(203)
Distributions of earnings from equity method investees	—	541	—	541
Losses (gains) on disposal of businesses, assets and investments – net	(4)	(616)	18	(602)
Recoverable storm-related costs	(811)	—	—	(811)
Other – net	20	(46)	111	85
Changes in operating assets and liabilities:
Current assets	(534)	(549)	(257)	(1,340)
Noncurrent assets	(73)	24	(40)	(89)
Current liabilities	175	1,220	307	1,702
Noncurrent liabilities	71	(35)	103	139
Net cash provided by (used in) operating activities	4,894	3,309	59	8,262
Cash Flows From Investing Activities
Capital expenditures of FPL	(9,067)	—	—	(9,067)
Independent power and other investments of NEER	—	(9,541)	—	(9,541)
Nuclear fuel purchases	(118)	(104)	(1)	(223)
Other capital expenditures	—	—	(452)	(452)
Sale of independent power and other investments of NEER	—	1,564	—	1,564
Proceeds from sale or maturity of securities in special use funds and other investments	2,437	1,085	335	3,857
Purchases of securities in special use funds and other investments	(2,607)	(1,612)	(367)	(4,586)
Other – net	(3)	(74)	166	89
Net cash used in investing activities	(9,358)	(8,682)	(319)	(18,359)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,942	2,289	8,625	13,856
Retirements of long-term debt	(441)	(592)	(3,492)	(4,525)
Proceeds from differential membership investors	—	4,158	—	4,158
Net change in commercial paper	327	—	—	327
Proceeds from other short-term debt	—	30	1,725	1,755
Repayments of other short-term debt	—	—	(1,125)	(1,125)
Payments from related parties under a cash sweep and credit support agreement – net	—	240	—	240
Issuances of common stock/equity units – net	—	—	1,460	1,460
Dividends on common stock	—	—	(3,352)	(3,352)
Dividends & capital distributions from (to) parent – net	1,625	736	(2,361)	—
Other – net	(39)	(132)	(394)	(565)
Net cash provided by financing activities	4,414	6,729	1,086	12,229
Effects of currency translation on cash, cash equivalents and restricted cash	—	(7)	—	(7)
Net increase (decrease) in cash, cash equivalents and restricted cash	(50)	1,349	826	2,125
Cash, cash equivalents and restricted cash at beginning of year	108	1,184	24	1,316
Cash, cash equivalents and restricted cash at end of year	$58	$2,533	$850	$3,441

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings (Loss) Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
2022 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$(0.23)	$0.70	$0.86	$0.76	$2.10

FPL – 2022 Earnings Per Share	$0.44	$0.50	$0.54	$0.38	$1.87
New investment growth	0.06	0.06	0.06	0.06	0.23
Gain on disposal of a business	—	—	—	0.15	0.15
Other and share dilution	0.03	0.01	(0.02)	(0.03)	(0.01)
FPL – 2023 Earnings Per Share	$0.53	$0.57	$0.58	$0.56	$2.24

NEER – 2022 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$(0.76)	$0.07	$0.33	$0.50	$0.14
New investments	0.07	0.10	0.11	0.07	0.35
Existing clean energy	(0.03)	(0.05)	(0.02)	—	(0.11)
Gas infrastructure	(0.01)	—	0.01	(0.01)	(0.01)
Customer supply and proprietary power & gas trading	0.06	0.08	0.04	(0.02)	0.16
Non-qualifying hedges impact	1.03	0.50	(0.05)	0.03	1.48
NEP investment gains – net	0.03	—	(0.49)	(0.11)	(0.56)
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI – net	0.08	0.11	0.03	0.02	0.22
Impairment charges related to investment in Mountain Valley Pipeline	0.30	—	0.01	0.01	0.32
Other, including interest expense, corporate general and administrative expenses and share dilution	(0.05)	(0.09)	(0.08)	(0.06)	(0.24)
NEER – 2023 Earnings (Loss) Per Share Attributable to NextEra Energy, Inc.	$0.72	$0.72	$(0.11)	$0.43	$1.75

Corporate and Other – 2022 Earnings (Loss) Per Share	$0.09	$0.13	$(0.01)	$(0.12)	$0.09
Non-qualifying hedges impact	(0.27)	—	0.15	(0.28)	(0.40)
Other, including interest expense and share dilution	(0.03)	(0.04)	(0.01)	—	(0.08)
Corporate and Other – 2023 Earnings (Loss) Per Share	$(0.21)	$0.09	$0.13	$(0.40)	$(0.39)

2023 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.04	$1.38	$0.60	$0.59	$3.60

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.